Exhibit 10.1

HOUSERAISING, INC. SHAREHOLDERS’ AGREEMENT

This SHAREHOLDERS’ AGREEMENT, made and entered into as of the __ day of January, 2007, between and among HouseRaising, Inc., a North Carolina corporation (“HouseRaising” or the “Company””), Gregory J. Wessling (“Wessling”), a citizen and resident of Mecklenburg County, North Carolina and a Director, Chairman, CEO, President and shareholder of HouseRaising, and the following members of the Robert V. McLemore family (collectively, the “Family”), including Linda W. McLemore (“Linda”), a citizen and resident of Mecklenburg County, North Carolina and wife of the late Robert V. McLemore and a shareholder of HouseRaising; Christine M. Carriker (“Kristy”), a citizen and resident of Union County, North Carolina and daughter of the late Robert V. McLemore and Director, Senior Vice President and CAO, and a shareholder of HouseRaising; R. Chad McLemore (“Chad”), a citizen and resident of Union County, North Carolina and son of the late Robert V. McLemore and contractor and a shareholder of HouseRaising; R. Thad McLemore (“Thad”), a citizen and resident of Stanly County, North Carolina and son of the late Robert V. McLemore and a shareholder of HouseRaising; and Elizabeth A. McLemore (“Libby”), resident of Syracuse, New York and daughter of the late Robert V. McLemore and Director and a shareholder of HouseRaising; the Robert V. McLemore Family Trust; and the Estate of Robert V. McLemore.

WHEREAS, all parties are saddened by the passing of HouseRaising’s President and Founder Robert V. McLemore, and Wessling and the Family have a mutual interest in ensuring HouseRaising’s financial and operating success going forward;

WHEREAS, the shareholders listed below (the “Shareholders”) own the following issued and outstanding shares (the “Shares”) of common and preferred stock of HouseRaising which have in the aggregate the following total combined voting power of HouseRaising:

SHAREHOLDER	NUMBER OF SHARES	CLASS	TCVP
Gregory J. Wessling	3,312,973	Common	3,312,973
	200,000	Series B Pref	2,000,000
	500,000	Series C Pref	5,000,000

Estate of Robert McLemore	10,406,166	Common	10,406,166
	366,452	Series A Pref	3,664,520
	500,000	Series B Pref	5,000,000

Robert V. McLemore	6,704,040	Common	6,704,040
Family Trust	245,671	Series A Pref	2,456,710

Linda W. McLemore	6,197,306	Common	6,197,306
	227,101	Series A Pref	2,271,010

Christine M. Carriker	1,571,449	Common	1,571,449
	56,775	Series A Pref	567,750
	100,000	Series C Pref	1,000,000

R. Chad McLemore	100,000	Common	100,000

R. Thad McLemore	103,834	Common	103,834

Elizabeth A. McLemore	1,549,327	Common	1,549,327
	56,775	Series A Pref	567,750

		TCVP:	52,472,835
	Total Outstanding Voting Power:		70,769,282

WHEREAS, the Company has been seeking a financial investment to implement its business plan and Wachovia Bank has indicated a willingness to extend its current $4.1 million line of credit to $8,000,000 to HouseRaising to provide necessary financing for the Company, under certain agreed upon terms, including a personal guaranty from Wessling.

WHEREAS, Wessling, of his own volition, has agreed to increase his guaranty of a line of credit from Wachovia Bank from $2,050,000 to $5,950,000 to support the increase in financing;

WHEREAS, the Company in an agreement with Wessling has provided consideration including 500,000 shares of Series C Convertible Preferred Stock which has 10 to 1 conversion rate to Common Stock of the Company after three years from issuance (subject to certain exceptions), as set forth in a separate memorandum signed by the Company’s Board of Directors and Wessling, a copy of which is attached hereto as Exhibit A;

WHEREAS, the Family has agreed to leave in place 6,704,040 shares of common stock from the Robert V. McLemore Family Trust as collateral for an existing $2,050,000 line of credit from Wachovia Bank to HouseRaising;

WHEREAS, Wessling and the Family desire to enter into an agreement to provide mutual protection to prevent either party from untimely selling of the Shares or making decisions that would negatively impact the other party without their agreement.

NOW, THEREFORE, in consideration for the mutual covenants and agreements, the parties agree as follows:

1.  Voting Agreement. Wessling, the Estate of Robert McLemore, the Robert V. McLemore Family Trust, and the Family, including each individual member, to wit, Linda, Kristy, Chad, Thad and Libby, and their respective successors and assigns, agree for a period of three years from the date hereof not to vote their Shares which they beneficially own or otherwise control in favor of any issue that could have an adverse effect on any other party without the prior written consent of the other party. An issue that could have an “adverse effect” is defined to include, without limitation, an issue such as a change in control of the Board of Directors of HouseRaising, an issue relating to an election contest or attempt to remove a current director or officer of HouseRaising, or an issue such as a business combination, merger, sale of assets, or other consolidation of HouseRaising with or into another entity.

2.  Co-Sale. Wessling, the Estate of Robert McLemore, the Robert V. McLemore Family Trust, and the Family, including any individual member, to wit, Linda, Kristy, Chad, Thad and Libby, and their respective successors and assigns, agree for a period of three years from the date hereof that should any party ever negotiate an agreement to enter into a private sale of any of the Shares to someone other than an employee, officer or director of the Company (excluding a transfer pursuant to estate planning, which is permissible), then such party shall first give all of the other parties to this Agreement ten (10) days prior written notice of the sale and the right to sell their Shares as a part of such sale on a pro rata basis, subject to compliance with all applicable SEC rules and regulations.

3.  Buy-Sell. For a period of three years from the date hereof, the Company, Wessling, the Estate of Robert McLemore, the Robert V. McLemore Family Trust and the Family, including any individual member, to wit, Linda, Kristy, Chad, Thad and Libby, and their respective successors and assigns, will each have a right of first refusal to purchase all Shares offered for sale by a Shareholder, including sales offered for sale by Wessling, the Estate of Robert McLemore, the Robert V. McLemore Family Trust and the members of the Family, for ten (10) business days after receiving notice of such sale. If notice is not given, such sale shall be null and void to a third party, who shall not be deemed to be a bona fide purchaser for value and shall be deemed to have received notice of this Agreement. It is also understood that the Company has a right of first refusal prior to any other party hereto for sales of any of the Shares offered for sale by any Shareholder, including sales offered for sale by Wessling, the Estate of Robert McLemore, the Robert V. McLemore Family Trust and by members of the Family, which also lasts for ten (10) business days after receiving notice. Again, if notice is not given to the Company, such sale shall be null and void to a third party, who shall not be deemed to be a bona fide purchaser for value and shall be deemed to have received notice of this Agreement. Only in the event that the Company forgoes its prior right of first refusal will the other parties have a corresponding right of first refusal. For purposes of this right of first refusal, the Family shall act as one unit and will collectively be given the same amount of time to decide if they want to participate and each interested party will have the opportunity to share equally in the purchase unless otherwise agreed upon. Once the Company and the parties to this agreement have elected not to purchase the shares, then a third party can purchase the available shares from the party desiring to sell them. The exercise price of the right of first refusal shall be the price that the shares were originally offered for sale. In all cases, the right of first refusal set forth in this paragraph shall be subject to compliance with all applicable SEC rules and regulations.

4.   Collateral. The Family, the Robert V. McLemore Family Trust and the Estate of Robert V. McLemore, and their respective successors and assigns, hereby agree, for a period of three years from the date hereof, to leave in place as pledged assets the shares of common stock of HouseRaising, Inc. owned by the Robert V. McLemore Family Revocable Trust which are pledged to Wachovia Bank as collateral for an existing $2,050,000 line of credit to HouseRaising.

5.  Restricted Stock. This Agreement is among affiliates of HouseRaising and members of the late Robert V. McLemore family, and deals with restricted stock. It is not intended to affect the public market in HouseRaising common stock except as otherwise specifically provided herein. In this respect, it complies with the provisions of the Securities Exchange Act of 1934, as amended.

6.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, including its provisions governing conflicts of laws.

7.  Counterparts. This Agreement may be executed in one or more counterparts, each of which when put together with the others shall constitute one and the same agreement.

8.  Further Assurances. The parties hereto shall use their good faith efforts to effect the intents and purposes of this Agreement. The parties agree to provide each other with such further assurances of their good faith efforts as may be reasonable and appropriate, shall continue to deal with each other fairly and in good faith in an effort to effect and perfect the purposes of this Agreement.

9.  Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

10. Other. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; (ii) is not intended to confer upon any other person any rights or remedies hereunder; (iii) shall not be assigned by operation of law or otherwise; and (iv) contains headings which are for reference purposes only and shall not effect in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument in accordance with the laws of the State of North Carolina.

Signature	Date

__________________________	__________________________
Gregory J. Wessling
In His Individual Capacity

__________________________	__________________________
Linda W. McLemore
In Her Individual Capacity

__________________________	__________________________
Christine M. Carriker
In Her Individual Capacity

__________________________	__________________________
R. Chad McLemore
In His Individual Capacity

__________________________	__________________________
R. Thad McLemore
In His Individual Capacity

__________________________	__________________________
Elizabeth A. McLemore
In Her Individual Capacity

__________________________	__________________________
Executor of the Estate of
Robert V. McLemore

__________________________	__________________________
Trustee of the Robert V. McLemore Family Trust

HOUSERAISING, INC. By___________________________ Gregory J. Wessling Chairman, President and CEO	__________________________